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                                                                   EXHIBIT 10.16

                                   ACQUISITION NOTE

October 28, 1997
Toronto, Ontario

MATURITY DATE: October 1, 2007

FOR VALUE RECEIVED, the undersigned (the "Maker") acknowledges itself indebted to arid promises to pay to Heartsoft Inc. (the "Holder") on the dates specified below at 225 Richmond Street West, Suite 400, Toronto, Ontario, M5V I W2 (or at such other place as the Holder may from time to time designate in writing to the Maker), the principal sum of $1,225,000 (one million two hundred twenty five thousand dollars) (the "Principal Sum") in lawful money of Canada, together with interest thereon as set forth herein.

The Principal Sum plus all accrued and unpaid interest thereon shall be due arid payable by the Maker to the Holder in full on October 1, 2007.

The Principal Sum from time to time Outstanding shall bear interest from and after the date hereof at the rate of five percent (5%) per annum, payable in U.S. dollars, compounded annually both before arid after demand, default, maturity and judgment with interest on overdue principal and interests at the same rate until the date of payment in full. The Maker shall pay all accrued and unpaid interest on the principal amount outstanding from time to time, annually, in arrears, on or before January 30 of each year.

In the event that the Maker defaults in payment of any sum due hereunder, and fails to correct that default within 30 days of receiving written notice from the Holder, the Principal Sum then outstanding together with accrued but unpaid interest may, at the Holder's option, be accelerated and immediately become due and payable in full, with interest thereon from such date at the rate as specified herein.

So long as the Maker is not in default in the making of any payment due hereunder, it shall have the right to prepay at any time and from time to time all or any part of the Principal Sum then outstanding, and any interest thereon, without notice, bonus or penalty, provided that the right of the Maker to make any such prepayments shall be conditional upon payment by the Maker to the Holder of all accrued and unpaid interest owing in respect of the Principal Sum to the date of any Such prepayment.

The provisions of this promissory note shall inure to the benefit of the Holder (who may not transfer, assign, pledge or otherwise encumber this promissory note without the express written consent of the Maker, which consent may be unreasonably withheld) and shall be binding upon the Maker and its successors and assigns. The Maker hereby waives presentment, protest, demand, notice of protest arid notice of dishonor of this promissory note and expressly agrees

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that this promissory note and any payment due hereunder may The extended from time to time by the Holder without in any way affecting the liability of the Maker.

The Maker agrees to pay to the Holder 100% of Gross Receipts, as defined in the offering memorandum of the Maker dated July 25, 1997 (the "Offering Memorandum"), on an annual basis, until all of the interest owing under this promissory note is paid in full, and to pay to the Holder 44% of Distributable Cash (as defined in the Offering Memorandum) until all principal owing under this promissory note has been paid in full.

This promissory note is issued by the Maker arid accepted by the Holder as partial payment of the consideration due under a software agreement dated October 28, 1997 between the Maker and the Holder, and this promissory note is subject to the terms and conditions of that agreement.

This promissory note shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

Executed at Toronto, Ontario this 28th day of October, 1997.

                                        HEARTSOFT 1111997 LIMITED PARTNERSHIP,
                                        BY ITS GENERAL PARTNER, CVI LP
                                        MANAGEMENT INC.

                                  Per:       /s/ Greg Coleman
                                        --------------------------------------
                                        Greg Coleman - President

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